UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2016

ENERGY 11, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-1581552	46-3070515
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

120 W 3rd Street, Suite 220 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 882-9192

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

At the initial closing of the sale of its common units, on August 19, 2015, Energy 11, L.P., a Delaware limited partnership (“we”, “us”, or “our”), and our wholly owned subsidiary Energy 11 Operating Company, LLC entered into a Management Services Agreement (the “Management Agreement”) with E11 Management, LLC, (the “Manager”), and E11 Incentive Holdings, LLC, an affiliate of the Manager (“Incentive Holdings”), whereby the Manager agreed to provide management and operating services regarding substantially all aspects of our business. The Manager was formed on April 7, 2014 by Aubrey K. McClendon and he served as its Chief Executive Officer.

The services that the Manager agreed to provide to us pursuant to the Management Agreement include, but are not limited to:

•	identifying and evaluating oil and natural gas properties for acquisition, development, integration, sale or monetization;
•
conducting (or overseeing one of its affiliated companies or third-parties to conduct) drilling, completion, production, marketing and hedging operations as the operator of our oil and natural gas properties;

•	overseeing the drilling, completion, production, marketing and hedging operations of our oil and natural gas properties operated by other persons or entities;
•	identifying and evaluating financing alternatives for acquisitions of producing oil and natural gas properties; and
•	managing the financial, accounting and other back office support functions associated with the drilling, completion, production, marketing and hedging of our oil and natural gas properties.

Pursuant to the Management Agreement, we agreed to pay the Manager a monthly fee.

Upon entering into the Management Agreement, we issued 100,000 class B units to Incentive Holdings. The class B units entitle the holder to receive a portion of distributions made after Payout.

The Management Agreement was terminable by us if, among other reasons, Mr. McClendon, the Manager’s key employee, ceased to be employed by the Manager and we did not approve of a proposed replacement of such key employee. On March 2, 2016, Aubrey McClendon was killed in a car accident. Following Mr. McClendon’s death and subsequent correspondence between the Manager and us, on April 5, 2016, we elected not to approve a replacement key employee for Mr. McClendon and exercised our right to terminate the Management Agreement.  Accordingly the fees under the Management Agreement will no longer accrue as of the effective date of termination. Also, upon termination of the Management Services Agreement and in accordance with the terms therewith, 37.5% of the class B Units owned by Incentive Holdings have been cancelled.

Substantially all of our properties are currently being operated by Whiting Petroleum Corporation, an independent third party (“Whiting”). Since we own a 100% non-operating interest in our assets, most of the services that the Manager had been contracted to perform are being performed by Whiting, as operator of those properties. Consequently, we do not anticipate that the termination of the Management Agreement will have an adverse effect on us. We have not yet determined whether we will enter into any similar agreements to provide any or all of the services that the Manager had agreed to provide.

Item 9.01.  Financial Statements and Exhibits.

 (d)  Exhibits

Exhibit Number	Title of Document

10.1	Termination of Management Services Agreement by and among E11 Management, LLC, E11 Incentive Holdings, LLC, Energy 11, L.P. and Energy 11 Operating Company, LLC dated August 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 7, 2016

ENERGY 11, L.P.

		By:	/s/ David McKenney
David McKenney
Chief Financial Officer of Energy 11 GP, LLC

Exhibit Index

Exhibit Number	Title of Document

10.1	Termination of Management Services Agreement by and among E11 Management, LLC, E11 Incentive Holdings, LLC, Energy 11, L.P. and Energy 11 Operating Company, LLC dated August 19, 2015